Exhibit 5.1 W. Eric Marr Senior Counsel PPL Services Corporation Two North Ninth Street Allentown, PA 18101-1179 WMarr@pplweb.com February 16, 2024

February 16, 2024

PPL Corporation

PPL Capital Funding, Inc.

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

I am Senior Counsel of PPL Services Corporation, a wholly owned subsidiary of PPL Corporation, a Pennsylvania corporation (“PPL”). I have acted as counsel to PPL, PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital”), and PPL Electric Utilities Corporation, a Pennsylvania corporation (“PPL Electric” and, together with PPL and PPL Capital, the “Registrants”) in connection with the proposed issuance and sale from time to time of a presently indeterminate aggregate amount of securities (“Securities”), including:

(i) shares of PPL’s Common Stock, par value $.01 per share (“PPL Common Stock”);

(ii) contracts to purchase shares of PPL Common Stock (“Stock Purchase Contracts”), and/or stock purchase units, each representing either (A) a Stock Purchase Contract, or (B) a Stock Purchase Contract and PPL Preferred Stock or debt securities or preferred trust securities of third parties that are pledged to secure the stock purchase unit holders’ obligations to purchase PPL Common Stock under the Stock Purchase Contracts (“Stock Purchase Units”);

(iii) shares of PPL’s Preferred Stock, par value $.01 per share (“PPL Preferred Stock”), and/or PPL’s depositary shares (“PPL Depositary Shares”), to be issued under a deposit agreement (“PPL Deposit Agreement”) and representing a fractional interest in PPL Preferred Stock;

(iv) PPL Capital’s unsecured and unsubordinated debt securities (“PPL Capital Debt Securities”), together with PPL’s guarantees (the “Guarantees”) as to payment of principal thereof and interest and premium, if any, thereon, such PPL Capital Debt Securities and the Guarantees to be issued under the Indenture dated as of November 1, 1997 of PPL Capital and PPL to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such PPL Capital Debt Securities (the “PPL Capital Indenture”);

(v) PPL Capital’s unsecured and subordinated debt securities (“PPL Capital Subordinated Debt Securities”), together with PPL’s guarantees (the “Subordinated Guarantees”) as to payment of principal thereof and interest and premium, if any, thereon, such PPL Capital Subordinated Debt Securities and the Subordinated Guarantees to be issued under the Subordinated Indenture dated as of March 1, 2007 of PPL Capital and PPL to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one of more supplements relating to the PPL Capital Subordinated Debt Securities (the “PPL Capital Subordinated Indenture”);

(vi) PPL Electric’s senior secured debt securities (“PPL Electric Secured Debt Securities”), to be issued under PPL Electric’s Indenture dated as of August 1, 2001 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such PPL Electric Secured Debt Securities (the “PPL Electric Indenture”); and

(vii) certain other securities of the Registrants;

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Indenture, the PPL Electric Indenture and the PPL Capital Subordinated Indenture and, to the extent necessary, the purchase contract agreement to be entered into in connection with the issuance of Stock Purchase Contracts or Stock Purchase Units (the “Purchase Contract Agreement”).

For purposes of this opinion letter, I have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or withdrawn; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities shall have been filed with the Commission; (iii) at the time of the issuance and delivery of PPL Common Stock, PPL has sufficient authorized but unissued shares of Common Stock under the terms of its charter and that such authorized but unissued shares of Common Stock have not been reserved for issuance for other purposes; (iv) the Board of Directors of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, and/or the proper officers of such Registrant or Registrants acting pursuant to properly delegated authority, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities and, if applicable, to establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplement relating to such Securities; (v) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Securities; and (vi) each Registrant issuing such Securities shall remain duly incorporated and validly existing under the laws of the jurisdiction of incorporation or other organization in which it is incorporated or otherwise organized on the date hereof. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.

I have examined such records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below.

On the basis of the foregoing assumptions and such examination and review, and subject to the limitations and qualifications stated herein, I advise you that I am of the opinion that:

A.	PPL

1.	PPL is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

2.	The PPL Common Stock and the PPL Preferred Stock will be validly issued, fully paid and non-assessable when:

a.

in the case of the PPL Preferred Stock, a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Department of State of the Commonwealth of Pennsylvania in the form and manner required by law; and

b.

in the case of the PPL Common Stock and the PPL Preferred Stock, such Securities shall have been issued, sold and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

B.	PPL Electric

1.	PPL Electric is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

The foregoing opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditors’ and mortgagees’ rights, including without limitation, bankruptcy, insolvency or reorganization laws and general principles of equity and by requirements of reasonableness, good faith and fair dealing.

The foregoing opinions do not pass upon compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

You have informed me that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise me in writing of the terms thereof and (ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

I hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and authorize and consent to the references to me under the caption “Validity of the Securities and the PPL Guarantees” in the Registration Statement and in the prospectus constituting a part thereof. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

Very truly yours,

/s/ W. Eric Marr
W. Eric Marr